UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 16, 2026, the Audit Committee (the “Committee”) of the Board of Directors of La Rosa Holdings Corp., a Nevada corporation (the “Company”), dismissed CBIZ CPAs P.C. (“CBIZ CPAs”) as its independent registered public accounting firm and appointed Rosenberg Rich Baker Berman, P.A. (“RRBB”) as the Company’s independent registered public accounting firm, in each case effective as of September 16, 2026.

As previously disclosed in a Current Report on Form 8-K filed on April 30, 2025, Marcum LLP resigned, and CBIZ CPAs was appointed as the Company’s independent registered public accounting firm, in each case effective as of April 29, 2025.

CBIZ CPAs’ audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

From April 29, 2025 through the date of CBIZ CPAs’ dismissal, there were (i) no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with CBIZ CPAs on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused it to make reference to the subject matter of the disagreements in its report on the consolidated financial statements of the Company, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following material weaknesses in the Company’s internal control over financial reporting:

1.	the material weaknesses in the Company’s internal control over financial reporting as reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as filed with the SEC on May 28, 2025, related to lack of segregation of duties, control environment and size and nature of cybersecurity staffing; and

2	the material weaknesses in the Company’s internal control over financial reporting as initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on June 4, 2026, related to deficiencies in its overall control environment, including limited accounting resources, inadequate segregation of duties, and the absence of formalized policies and procedures. In addition, the Company did not maintain effective controls over (i) significant accounting estimates and judgments, including the goodwill impairment assessment and the income tax provision prepared by external consultants, (ii) recognition, including the determination of gross versus net presentation under ASC 606, which resulted in errors in previously issued financial statements and the restatement of the Company’s consolidated financial statements, (iii) the preparation, review, and approval of its periodic SEC filings to ensure the completeness, accuracy, and consistency of financial disclosures, and (iv) controls and processes related to cybersecurity risk management.

The Company provided CBIZ CPAs with a copy of the disclosure it is making herein pursuant to Item 304(a) of Regulation S-K and requested that CBIZ CPAs furnish the Company with a copy of CBIZ CPAs’ letter addressed to the SEC stating whether it agrees with the above statements. A copy of CBIZ CPAs’ letter, dated September 18, 2026, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2025 and 2024, and in the subsequent interim period through September 16, 2026, neither the Company nor anyone on its behalf consulted RRBB regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that RRBB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of CBIZ CPAs P.C. to the Securities and Exchange Commission, dated September 18, 2026
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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